EXHIBIT 11
                                                                   Page 1 of 2



                   TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      Computation of Earnings Per Common
                         and Common Equivalent Share
                    (thousands, except per share amounts)




                                        1 9 9 6                  1 9 9 5
                                   ---------------------     ------------------
                                                Fully                    Fully
THREE MONTHS ENDED JUNE 30:        Primary     Diluted       Primary    Diluted
                                   ---------   --------      -------    -------
 Earnings (loss) before
   extraordinary gain              $ (3,473)   $ (3,473)     $ 2,787    $ 2,787
 Preferred stock dividend              (241)       (191)           -          -
                                   $ (3,714)   $ (3,664)     $ 2,787    $ 2,787
   Extraordinary gain                     -           -          542        542
                                     (3,714)     (3,664)       3,329      3,329
  Value of common shares issued
   to induce conversion of
   preferred stock                   (7,398)     (7,398)           -          -
     Net earnings (loss)           $(11,112)   $(11,062)     $ 3,329    $ 3,329

  Average common shares
   outstanding during period         13,582      13,582       10,050     10,050
  Common stock equivalents:
   Convertible preferred stock            -         485        3,300      3,300
   Stock options                          -           -          328        328
   Shares issuable in connection
    with acquired company                 -           -          323        323

  Shares for computation             13,582      14,067       14,001     14,001

  Earnings (loss) per share:
   Before extraordinary gain       $   (.27)   $   (.26)     $   .20    $   .20
   Extraordinary gain                     -           -          .04        .04

  Earnings (loss) before
   consideration for induced
   conversion of preferred stock   $   (.27)   $   (.26)     $   .24    $   .24

  Value of conversion inducement       (.55)       (.53)           -          -


  Net earnings (loss) per
   common share                    $   (.82)   $   (.79)     $   .24    $   .24





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                                                                    EXHIBIT 11
                                                                   Page 2 of 2



                   TALLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      Computation of Earnings Per Common
                         and Common Equivalent Share
                    (thousands, except per share amounts)




                                        1 9 9 6                  1 9 9 5
                                   --------------------      ------------------
                                                Fully                    Fully
SIX MONTHS ENDED JUNE 30:          Primary     Diluted       Primary    Diluted
                                   --------    --------      -------    -------

 Loss before extraordinary gain    $ (1,557)   $ (1,557)     $(1,100)   $(1,100)
 Preferred stock dividend              (714)       (596)           -          -
                                   $ (2,271)   $ (2,153)     $(1,100)   $(1,100)
  Extraordinary gain                      -           -        7,803      7,803
                                     (2,271)     (2,153)       6,703      6,703

 Value of common shares issued
  to induce conversion of
  preferred stock                   (12,037)    (12,037)           -          -
    Net earnings (loss)            $(14,308)   $(14,190)     $ 6,703    $ 6,703

 Average common shares
  outstanding during period          12,289      12,289       10,050     10,050
 Common stock equivalents:
  Convertible preferred stock             -         724        3,300      3,300
   Stock options                          -           -          329        349
   Shares issuable in connection
    with acquired company                 -           -          323        323

 Shares for computation              12,289      13,013       14,002     14,022

 Earnings (loss) per share:
  Before extraordinary gain         $  (.18)    $  (.17)     $  (.08)   $  (.08)
  Extraordinary gain                      -           -          .56        .56

 Earnings (loss) before
  consideration for induced
  conversion of preferred stock     $  (.18)    $  (.17)     $   .48    $   .48

 Value of conversion inducement        (.98)       (.92)           -          -

 Net earnings (loss) per
  common share                      $ (1.16)    $ (1.09)     $   .48    $   .48